UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 18, 2014, the Company entered into a First Amendment to Lease Agreement (the “Amendment”) with Ross and Java Drive Investors, LLC (the “Landlord”). Among other things, the Amendment (a) extends the term of the Lease Agreement dated as of April 29, 2010 (the “Lease”) through March 31, 2020, (b) provides for an HVAC allowance and tenant improvement allowance, and (c) provides that the Company shall pay base rent (in addition to all additional rent due under the Lease) as follows:

Lease Year	Monthly Base Rental
4/1/15 – 3/31/16	$87,850.00
4/1/16 – 3/31/17	$90,485.50
4/1/17 – 3/31/18	$93,200.07
4/1/18 – 3/31/19	$95,996.07
4/1/19 – 3/31/20	$98,875.95

Notwithstanding anything to the contrary, so long as no default has occurred under the Lease, the Company shall not be required to pay base rent for the period commencing April 1, 2015 through August 31, 2015. The Company shall commence paying base rent on September 1, 2015. Except as amended and/or modified by the Amendment, the Lease shall remain in full force and effect (including the assignment and sublet provisions set forth in the Lease).

The Landlord does not have any material relationships with the Company or its affiliates, other than through the Lease.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

99.1	First Amendment to Lease Agreement dated December 18, 2014 between the Company and Ross and Java Drive Investors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: December 22, 2014	By:	/s/ Mark Liu
Name: Mark Liu
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	First Amendment to Lease Agreement dated December 18, 2014 between the Company and Ross and Java Drive Investors, LLC.